TWFG Announces Second Quarter 2024 Results

– Total Written Premium increased 20.3% over the prior year period to $393.6 million –
– Total Revenue increased 17.4% over the prior year period to $53.3 million –
– Organic Revenue Growth Rate* of 13.8% –
– Net Income of $6.9 million –
– Adjusted Net Income* increased 18.1% over the prior year period to $9.8 million –
– Adjusted EBITDA* increased 25.8% over the prior year period to $10.8 million –
– Completed Initial Public Offering in July 2024 –

THE WOODLANDS, Texas, August 27, 2024 (GLOBE NEWSWIRE) – TWFG, Inc. (“TWFG” or the “Company”) (NASDAQ: TWFG), a high-growth insurance distribution company, today announced results for the second quarter ended June 30, 2024.
Second Quarter 2024 Highlights
•Total Written Premium for the quarter increased 20.3% to $393.6 million, compared to $327.2 million in the same period in the prior year
•Total revenues for the quarter increased 17.4% to $53.3 million, compared to $45.4 million in the same period in the prior year
•Organic Revenue Growth Rate* for the quarter was 13.8%
•Net income for the quarter was $6.9 million, compared to $7.1 million in the same period in the prior year
•Adjusted Net Income* for the quarter increased 18.1% over the prior year period to $9.8 million, and Adjusted Net Income Margin* for the quarter was 18.4%
•Adjusted EBITDA* for the quarter increased 25.8% over the prior year period to $10.8 million, and Adjusted EBITDA Margin* for the quarter was 20.2%
•Cash flow from operating activities for the quarter was $7.4 million, compared to $6.9 million in the same period in the prior year
•Adjusted Free Cash Flow* for the quarter was $3.7 million, compared to $1.9 million in the same period in the prior year
*Organic Revenue Growth Rate, Adjusted Net Income, Adjusted Net Income Margin, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Free Cash Flow are non-GAAP measures. Reconciliations of Organic Revenue Growth Rate to total revenue growth rate, Adjusted Net income and Adjusted EBITDA to net income, and Adjusted Free Cash Flow to cash flow from operating activities, the most directly comparable financial measures presented in accordance with GAAP, are outlined in the reconciliation table accompanying this release.
“We delivered a strong second quarter and our value proposition to independent and captive agents continues to resonate in the marketplace” stated Gordy Bunch, Founder, Chairman, and CEO. “In the second quarter, total revenues increased 17.4% over the prior year period and we generated 13.8% organic growth. Over the past couple of years, we have seen unprecedented disruption in the personal lines market, impacting thousands of our clients and highlighting the value our local agents and their staff bring to policyholders as we navigate a recalibration of carrier risk appetite and product availability.” “We are seeing signs of improved underwriting margins at our carrier partners and an increase in underwriting appetite, which bodes well for new business opportunities and more orderly renewals for our agents and their customers.”
Bunch added “It has been a busy and historic year for TWFG thus far in 2024. We converted nine branches to corporate locations in January. We completed our initial public offering in July, which included significant participation by our employees, existing stockholders, and agents. In the first half of the year, we welcomed 44 experienced former captive agents to the TWFG family. This opportunistic onboarding of seasoned, client-focused agents demonstrates how TWFG is uniquely positioned to capture the ongoing shift from captive distribution to independent distribution. I want to remind our fellow stockholders that experienced agents typically take between two to three years to become productive with us as they transition from the captive model and relaunch their careers as independent agents. We do not expect this influx of talent to have a significant impact on revenues this year or next, but over the long-term we expect the agents we are onboarding in 2024 to contribute meaningfully to our organic growth.”

Second Quarter 2024 Results
For the second quarter of 2024, Total Written Premium was $393.6 million, a 20.3% increase compared to the same period in the prior year. Revenues were $53.3 million, an increase of 17.4% compared to the same period in the prior year. Organic Revenues, a non-GAAP measure that excludes contingent income, fee income, and other income, for the second quarter of 2024 were $47.4 million, a 16.6% increase from $40.7 million in the same period in the prior year. Organic Revenue Growth was driven by strong premium retention of 93% and healthy new business premium.
Total commission expenses for the second quarter of 2024 were $32.0 million, a 3.5% increase from $30.9 million in the same period in the prior year. Commission expenses grew slower than the 16.5% growth in commission income due to the conversion of nine branches to corporate branches, which transitioned our non-employee commission-based colleagues to employees. Upon conversion, these corporate branches’ employees received salaries, employee benefits, and bonuses for services rendered instead of commissions. Salaries and employee benefits for the second quarter of 2024 were $6.8 million, up 102.3% from $3.4 million in the same period in the prior year. The increase was primarily due to the aforementioned branch conversions along with the growth in the business. Other administrative expenses for the second quarter of 2024 were $3.7 million, a 36.8% increase compared to the same period in the prior year. The increase was driven by branch conversions, growth in the business, and public company costs.
For the second quarter of 2024, net income was $6.9 million, and net income margin was 13.0%, compared to $7.1 million of net income and net income margin of 15.6%, in the same period in the prior year. Adjusted Net Income for the second quarter of 2024 was $9.8 million, compared to $8.3 million in the same period in the prior year. Adjusted Net Income Margin for the second quarter was 18.4%, compared to 18.3% in the same period in the prior year.
Adjusted EBITDA for the second quarter was $10.8 million, an increase of 25.8% over the prior year period. Our Adjusted EBITDA Margin was 20.2% in the second quarter of 2024 compared to 18.8% in the same period in the prior year.
Cash flow from operating activities for the second quarter was $7.4 million, compared to $6.9 million in the same period in the prior year.
Adjusted Free Cash Flow for the second quarter of 2024 was $3.7 million, compared to $1.9 million in the same period in the prior year.
Liquidity and Capital Resources
As of June 30, 2024, the Company had cash and cash equivalents of $25.8 million. We had $9.0 million unused capacity on our revolving credit facility of $50.0 million as of June 30, 2024, the outstanding balance of which was subsequently repaid in connection with the IPO. The total outstanding term notes payable balance was $7.0 million as of June 30, 2024.
Adjusted Net Income Calculation Methodology
In the second quarter of 2024, we revised the calculation of Adjusted Net Income to include amortization expenses among the add-back adjustments to our net income when calculating our Adjusted Net Income. Our legacy calculation methodology reflected the impact of intangible asset amortization as a reduction to our Adjusted Net Income. The revised calculation methodology excluded the effect of the intangible asset amortization when calculating our Adjusted Net Income by reflecting it among the add-back adjustments to our net income. We believe that the revised calculation of Adjusted Net Income is more consistent with the method and presentation used by most of our peers and will allow management to better evaluate our performance relative to our peer companies. We believe that the revised calculation more effectively represents what our stakeholders consider useful in assessing our performance.
Conference Call Information
TWFG will host a conference call and webcast tomorrow at 9:00 AM ET to discuss these results.

To access the call by phone, participants should register at this link, where they will be provided with the dial in details. A live webcast of the conference call will also be available on TWFG’s investor relations website at investors.twfg.com. A webcast replay of the call will be available at investors.twfg.com for one year following the call.
About TWFG
TWFG (NASDAQ: TWFG) is a high-growth, independent distribution platform for personal and commercial insurance in the United States and represents hundreds of insurance carriers that underwrite personal lines and commercial lines risks. For more information, please visit twfg.com.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical fact included in this report, are forward-looking statements. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the captions entitled “Risk factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our prospectus (the “IPO Prospectus”) relating to our Registration Statement on Form S-1, as amended (Registration No. 333-280439), filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. You should specifically consider the numerous risks outlined under “Risk factors” in the IPO Prospectus.
Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
Non-GAAP Financial Measures and Key Performance Indicators
Non-GAAP Financial Measures
Organic Revenue, Organic Revenue Growth, Adjusted Net Income, Adjusted Net Income Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow included in this release are not measures of financial performance in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and should not be considered substitutes for GAAP measures, including revenues (for Organic Revenue and Organic Revenue Growth), net income (for Adjusted Net Income, Adjusted Net Income Margin, Adjusted EBITDA and Adjusted EBITDA Margin), and cash flow from operating activities (for Adjusted Free Cash Flow) which we consider to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation or as substitutes for revenues, net income, operating cash flow or other consolidated financial statement data prepared in accordance with GAAP. Other companies may calculate any or all of these non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.
Organic Revenue. Organic Revenue is total revenue (the most directly comparable GAAP measure) for the relevant period, excluding contingent income, fee income, other income and those revenues generated from acquired businesses with over $0.5 million in annualized revenue that have not reached the twelve-month owned mark.
Organic Revenue Growth. Organic Revenue Growth is the change in Organic Revenue period-to-period, with prior period results adjusted to include revenues that were excluded in the prior period because the relevant acquired businesses had not reached the twelve-month-owned mark but have reached the twelve-month owned mark in the current period. We believe Organic Revenue Growth is an appropriate measure of operating performance because it eliminates the impact of acquisitions, which affects the comparability of results from period to period.
Adjusted Net Income. Adjusted Net Income is a supplemental measure of our performance and is defined as net income (the most directly comparable GAAP measure) before amortization, non-recurring or non-operating income and expenses, including equity-based compensation, adjusted to assume a single class of stock (Class A) and assuming noncontrolling interests do not exist. We believe Adjusted Net Income is a useful measure because it adjusts for the after-tax impact of significant one-time, non-recurring items and eliminates the impact of any transactions that do not directly affect what management considers to be our ongoing operating performance in the period. These adjustments generally eliminate the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.
We are subject to U.S. federal income taxes, in addition to state, and local taxes, with respect to our allocable share of any net taxable income of TWFG Holding Company, LLC. Adjusted Net Income pre-IPO did not reflect adjustments for income taxes since TWFG Holding Company, LLC is a limited liability company and is classified as a partnership for U.S. federal income tax purposes. Post-IPO, the calculation will incorporate the impact of federal and state statutory tax rates on 100% of our adjusted pre-tax income as if the Company owned 100% of TWFG Holding Company, LLC.
Adjusted Net Income Margin. Adjusted Net Income Margin is Adjusted Net Income divided by total revenues. We believe that Adjusted Net Income Margin is a useful measurement of operating profitability for the same reasons we find Adjusted Net Income useful and also because it provides a period-to-period comparison of our after-tax operating performance.
Adjusted EBITDA. Adjusted EBITDA is a supplemental measure of our performance and is defined as EBITDA adjusted to exclude equity-based compensation and other non-operating items, including, certain nonrecurring or non-operating gains or losses. EBITDA is defined as net income (the most directly comparable GAAP measure) before interest, income taxes, depreciation and amortization. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it adjusts for significant one-time, non-recurring items and eliminates the ongoing accounting effects of certain capital spending and acquisitions, such as depreciation and amortization, that do not directly affect what management considers to be our ongoing operating performance in the period. These adjustments generally eliminate the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.
Adjusted EBITDA Margin. Adjusted EBITDA Margin is Adjusted EBITDA divided by total revenue. We believe that Adjusted EBITDA Margin is a useful measurement of operating profitability for the same reasons we find Adjusted EBITDA useful and also because it provides a period-to-period comparison of our operating performance.
Adjusted Free Cash Flow. Adjusted Free Cash Flow is a supplemental measure of our performance. We define Adjusted Free Cash Flow as cash flow from operating activities (the most directly comparable GAAP measure) less cash payments for tax distributions, purchases of property, plant, and equipment and acquisition-related costs. We believe Adjusted Free Cash Flow is a useful measure of operating performance because it represents the cash flow from the business that is within our discretion to direct to activities including investments, debt repayment, and returning capital to stockholders.
The reconciliation of the above non-GAAP measures to their most comparable GAAP financial measure is outlined in the reconciliation table accompanying this release.
Key Performance Indicators
Total Written Premium. Total Written Premium represents, for any reported period, the total amount of current premium (net of cancellation) placed with insurance carriers. We utilize Total Written Premium as a key performance indicator when planning, monitoring and evaluating our performance. We believe Total Written Premium is a useful metric because it is the underlying driver of the majority of our revenue.

Contacts
Investor Contact:
Jeff Arricale for TWFG
Email: jeff.arricale@twfg.com

PR Contact:
Alex Bunch for TWFG
Email: alex@twfg.com

Condensed Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except unit and per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Commission income	$48,662	$41,771	$91,207	$78,458
Contingent income	1,258	1,003	2,334	1,988
Fee income	2,689	2,208	4,921	4,236
Other income	657	394	1,117	550
Total revenues	53,266	45,376	99,579	85,232
Expenses
Commission expense	31,962	30,896	58,405	58,392
Salaries and employee benefits	6,816	3,370	13,070	6,706
Other administrative expenses	3,744	2,736	6,874	5,231
Depreciation and amortization	2,968	1,134	5,981	2,195
Total operating expenses	45,490	38,136	84,330	72,524
Operating income	7,776	7,240	15,249	12,708
Interest expense	(872)	(173)	(1,714)	(258)
Other non-operating income (expense), net	14	—	12	(11)
Net income from continuing operations	6,918	7,067	13,547	12,439
Net income from discontinued operation, net of tax	—	—	—	834
Net income	$6,918	$7,067	$13,547	$13,273

Weighted average units used in the computation of net income per unit:
Basic	659,439	631,750	659,439	631,750
Diluted	659,439	631,750	659,439	631,750
Net income per unit:
Net income from continuing operations per unit - basic	$10.49	$11.19	$20.54	$19.69
Net income from continuing operations per unit - diluted	$10.49	$11.19	$20.54	$19.69

Net income from discontinued operation per unit - basic	$—	$—	$—	$1.32
Net income from discontinued operation per unit - diluted	$—	$—	$—	$1.32

Net income per unit - basic	$10.49	$11.19	$20.54	$21.01
Net income per unit - diluted	$10.49	$11.19	$20.54	$21.01

The following table presents the disaggregation of our revenues by offerings (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Insurance Services
Agency-in-a-Box	$34,589	$35,145	$66,418	$66,644
Corporate Branches	9,351	1,568	16,627	2,504
Total Insurance Services	43,940	36,713	83,045	69,148
TWFG MGA	8,884	7,953	15,723	14,879
Other	442	710	811	1,205
Total revenues	$53,266	$45,376	$99,579	$85,232

The following table presents the disaggregation of our commission income by offerings (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Insurance Services
Agency-in-a-Box	$32,259	$33,787	$62,159	$63,990
Corporate Branches	9,412	1,566	16,662	2,485
Total Insurance Services	41,671	35,353	78,821	66,475
TWFG MGA	6,991	6,418	12,386	11,983
Total commission income	$48,662	$41,771	$91,207	$78,458

The following table presents the disaggregation of our fee income by major sources (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Policy fees	$933	$521	$1,446	$1,076
Branch fees	1,220	843	2,351	1,310
License fees	444	660	959	1,535
TPA fees	92	184	165	315
Total fee income	$2,689	$2,208	$4,921	$4,236

The following table presents the disaggregation of our commission expense by offerings (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Insurance Services
Agency-in-a-Box	$25,529	$26,744	$47,557	$50,576
Corporate Branches	1,256	189	2,118	360
Total Insurance Services	26,785	26,933	49,675	50,936
TWFG MGA	5,158	3,951	8,693	7,426
Other	19	12	37	30
Total commission expense	$31,962	$30,896	$58,405	$58,392

Condensed Consolidated Statements of Financial Position (Unaudited)
(Amounts in thousands, except unit data)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$25,755	$39,297
Restricted cash	10,758	7,171
Commissions receivable, net	22,401	19,082
Accounts receivable	9,608	5,982
Deferred offering costs	5,917	2,025
Other current assets, net	911	1,551
Total current assets	75,350	75,108
Non-current assets
Intangible assets - net	77,794	36,436
Property and equipment - net	514	597
Lease right-of-use assets - net	2,760	2,459
Other non-current assets	801	837
Total assets	$157,219	$115,437

Liabilities and Members’ Equity
Current liabilities
Commissions payable	$15,301	$12,487
Carrier liabilities	15,190	8,731
Operating lease liabilities, current	1,031	882
Short-term bank debt	2,030	2,437
Deferred acquisition payable, current	583	5,369
Other current liabilities	6,913	5,006
Total current liabilities	41,048	34,912
Non-current liabilities
Operating lease liabilities, net of current portion	1,639	1,518
Long-term bank debt	45,970	46,919
Deferred acquisition payable, non-current	1,050	1,037
Total liabilities	89,707	84,386
Commitment and contingencies (see Note 12)
Members’ equity
Class A common units (27,689 units and 0 units issued and outstanding at June 30, 2024 and December 31, 2023, respectively)	28	—
Class B common units (110,750 units issued and outstanding at both June 30, 2024 and December 31, 2023)	111	111
Class C common units (521,000 units issued and outstanding at both June 30, 2024 and December 31, 2023)	521	521
Additional paid-in capital	55,132	25,114
Retained earnings	11,253	4,805
Accumulated other comprehensive income	467	500
Total members’ equity	67,512	31,051
Total liabilities and members’ equity	$157,219	$115,437

Non-GAAP Financial Measures

A reconciliation of Organic Revenue and Organic Revenue Growth Rate to Total Revenue and Total Revenue Growth Rate, the most directly comparable GAAP measures, is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Total revenues	$53,266	$45,376	$99,579	$85,232
Acquisition adjustments(1)	(1,217)	(1,064)	(2,684)	(1,495)
Contingent income	(1,258)	(1,003)	(2,334)	(1,988)
Fee income	(2,689)	(2,208)	(4,921)	(4,236)
Other income	(657)	(394)	(1,117)	(550)
Organic Revenue	$47,445	$40,707	$88,523	$76,963
Organic Revenue Growth(2)	$5,746	$3,233	$10,386	$7,938
Total Revenue Growth Rate(3)	17.4%	8.7%	16.8%	12.0%
Organic Revenue Growth Rate(2)	13.8%	8.6%	13.3%	11.5%

(1)     Represents revenues generated from the acquired businesses during the first 12 months following an acquisition.
(2)     Organic Revenue for the three months ended June 30, 2023 and 2022, and for the six months ended June 30, 2023 and 2022, used to calculate Organic Revenue Growth for the three months ended June 30, 2024 and 2023, and for the for the six months ended June 30, 2024 and 2023, was $41.7 million, $37.5 million, $78.1 million and $69.0 million, respectively, which is adjusted to reflect revenues from acquired businesses with over $0.5 million in annualized revenue that reached the twelve-month owned mark during the year ended December 31, 2023 and 2022, respectively. Organic Revenue Growth represents the period-to-period change in Organic Revenue divided by the total adjusted Organic Revenue in the prior period.
(3)     Represents the period-to-period change in total revenues divided by the total revenues in the prior period.
A reconciliation of Adjusted Net Income and Adjusted Net Income Margin to Net income and Net income margin, the most directly comparable GAAP measures, is as follows:

Revised Calculation Methodology Applied to Current Period
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Total revenues	$53,266	$45,376	$99,579	$85,232
Net income	$6,918	$7,067	$13,547	$13,273
Acquisition-related expenses	—	168	—	168
Restructuring and related expenses	—	10	—	17
Discontinued operation income	—	—	—	(834)
Other non-recurring items(1)	—	—	(1,477)	—
Amortization expense	2,904	1,070	5,851	2,065
Adjusted Net Income	$9,822	$8,315	$17,921	$14,689
Net Income Margin	13.0%	15.6%	13.6%	15.6%
Adjusted Net Income Margin	18.4%	18.3%	18.0%	17.2%

Legacy Calculation Methodology Applied to Current Period
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Total revenues	$53,266	$45,376	$99,579	$85,232
Net income	$6,918	$7,067	$13,547	$13,273
Acquisition-related expenses	—	168	—	168
Restructuring and related expenses	—	10	—	17
Discontinued operation income	—	—	—	(834)
Other non-recurring items(1)	—	—	(1,477)	—
Adjusted Net Income	$6,918	$7,245	$12,070	$12,624
Net Income Margin	13.0%	15.6%	13.6%	15.6%
Adjusted Net Income Margin	13.0%	16.0%	12.1%	14.8%

(1)    Represents a one-time adjustment reducing commission expense, which resulted from the branch conversions. In January 2024, nine of our Branches converted to Corporate Branches. Upon conversion, agents of the newly converted Corporate Branches became employees and received salaries, employee benefits, and bonuses for services rendered instead of commissions. As a result, we released a portion of the unpaid commissions related to the converted branches that we no longer are required to settle.
A reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin to Net income and Net income margin, the most directly comparable GAAP measures, is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Total revenues	$53,266	$45,376	$99,579	$85,232
Net income	$6,918	$7,067	$13,547	$13,273
Interest expense	872	173	1,714	258
Depreciation and amortization	2,968	1,134	5,981	2,195
EBITDA	10,758	8,374	21,242	15,726
Acquisition-related expenses	—	168	—	168
Restructuring and related expenses	—	10	—	17
Discontinued operation income	—	—	—	(834)
Other non-recurring items(1)	—	—	(1,477)	—
Adjusted EBITDA	$10,758	$8,552	$19,765	$15,077
Net Income Margin	13.0%	15.6%	13.6%	15.6%
Adjusted EBITDA Margin	20.2%	18.8%	19.8%	17.7%

(1)    Represents a one-time adjustment reducing commission expense, which resulted from the branch conversions. In January 2024, nine of our Branches converted to Corporate Branches. Upon conversion, agents of the newly converted Corporate Branches became employees and received salaries, employee benefits, and bonuses for services rendered instead of commissions. As a result, we released a portion of the unpaid commissions related to the converted branches that we no longer are required to settle.
A reconciliation of Adjusted Free Cash Flow to Cash Flow from Operating Activities, the most directly comparable GAAP measure, is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cash Flow from Operating Activities	$7,400	$6,918	$17,154	$16,709
Purchase of property and equipment	(39)	(30)	(47)	(54)
Tax distribution to members(1)	(3,685)	(5,186)	(6,104)	(6,927)
Acquisition-related expenses	—	168	—	168
Net cash flow provided by operating activities from discontinued operation	—	—	—	(839)
Adjusted Free Cash Flow	$3,676	$1,870	$11,003	$9,057

(1)    Tax distributions to members represents the amount distributed to the members of TWFG Holding Company, LLC in respect of their income tax liability related to the net income of TWFG Holding Company, LLC allocated to its members.

Key Performance Indicators

The following presents the disaggregation of Total Written Premium by offerings, business mix and line of business (in thousands):

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Offerings:
Insurance Services
Agency-in-a-Box	$256,203	65%	$263,436	80%	$475,139	66%	$476,818	80%
Corporate Branches	78,169	20	12,482	4	136,053	19	20,870	4
Total Insurance Services	334,372	85	275,918	84	611,192	85	497,688	84
TWFG MGA	59,263	15	51,258	16	103,709	15	94,872	16
Total written premium	$393,635	100%	$327,176	100%	$714,901	100%	$592,560	100%

Business Mix:
Insurance Services
Renewal business	$260,121	66%	$214,964	66%	$474,598	66%	$381,515	64%
New business	74,251	19	60,954	19	136,594	19	116,173	20
Total Insurance Services	334,372	85	275,918	85	611,192	85	497,688	84
TWFG MGA
Renewal business	43,825	11	43,672	13	79,289	11	79,734	13
New business	15,438	4	7,586	2	24,420	4	15,138	3
Total TWFG MGA	59,263	15	51,258	15	103,709	15	94,872	16
Total written premium	$393,635	100%	$327,176	100%	$714,901	100%	$592,560	100%

Written Premium Retention:
Insurance Services		94%		96%		95%		95%
TWFG MGA		85		87		84		90
Consolidated		93		94		93		94

Line of Business:
Personal lines	$322,349	82%	$262,695	80%	$577,213	81%	$469,265	79%
Commercial lines	71,286	18	64,481	20	137,688	19	123,295	21
Total written premium	$393,635	100%	$327,176	100%	$714,901	100%	$592,560	100%